UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 9, 2009
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.
          On April 9, 2009, Nuance Communications, Inc. (“Nuance”) acquired Zi Corporation (“Zi”), pursuant to an Arrangement Agreement (the “Arrangement Agreement”) dated February 26, 2009, by and among Nuance, Nuance Acquisition ULC, an Alberta unlimited liability corporation and an indirectly wholly owned subsidiary of Nuance (“Sub”), and Zi. Pursuant to the terms of the Arrangement Agreement, Zi became a wholly owned subsidiary of Sub by way of a statutory plan of arrangement (the “Acquisition”).
          The aggregate consideration to be delivered to the former securityholders of Zi consists of 1,894,552 shares of Nuance common stock and $17,379,485 in cash. The consideration will be paid to the former securityholders of Zi in accordance with the terms of the Arrangement Agreement and the plan of arrangement, which is an exhibit thereto. The terms of the Acquisition are more fully described in the Arrangement Agreement filed by Nuance as Exhibit 2.1 to the Current Report on Form 8-K filed on February 27, 2009 and incorporated herein by reference.
ITEM 8.01. Other Events.
          On April 9, 2009, Nuance issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. Exhibits.
(d)	Exhibits
2.1	Arrangement Agreement by and among Nuance Communications, Inc., Nuance Acquisition ULC and Zi Corporation dated as of February 26, 2009 (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Commission on February 27, 2009).

99.1	Press Release dated April 9, 2009.*

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: April 14, 2009	By:	/s/ Thomas Beaudoin
Thomas Beaudoin
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Arrangement Agreement by and among Nuance Communications, Inc., Nuance Acquisition ULC and Zi Corporation dated as of February 26, 2009 (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Commission on February 27, 2009).

99.1	Press Release dated April 9, 2009.*

*	Filed herewith.